                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mikel D. Faulkner, Bruce N. Huff or Larry E. Cummings, or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, and any or all amendments (including without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission and/or any regulatory authority relating to the registration of the Corporation's Common Stock, $0.01 par value, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities indicated on the 5th day of May, 1995.

NAME                                    CAPACITIES
- ----                                    ----------
/s/ MIKEL D FAULKNER                    Chairman of the Board, Director and
  Mikel D. Faulkner                     Chief Executive Officer
                                        (Principal Executive Officer)

/s/ BRUCE N. HUFF                       Senior Vice President and
  Bruce N. Huff                         Chief Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

/s/ RICHARD H. SCHROEDER                President and Director
  Richard H. Schroeder

POWER OF ATTORNEY
May 5, 1995
Page - 2


   /s/ Michael M. Ameen, Jr.            Director
   Michael M. Ameen, Jr.

   /s/ Michael R. Eisenson              Director
   Michael R. Eisenson

   /s/ Talat M. Othman                  Director
   Talat M. Othman

   /s/ Donald W. Raymond                Director
   Donald W. Raymond

   /s/ Edwin C. Kettenbrink, Jr.        Director
   Edwin C. Kettenbrink, Jr.